Exhibit 99.2

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                                  NYMAGIC, INC.

                           Moderator: George Trumbull
                                November 9, 2004
                                   8:00 am CT


Operator:         Good morning. My name is Latoya, and I will be your conference facilitator today.

                  At this time I would like to welcome everyone to the NYMAGIC Third Quarter 2004 Earnings conference call. All lines have been placed on mute to prevent any background noise.

                  After the speakers' remarks there will be a question and answer period. If you would like to ask a question during this time, simply press star then the number 1 on your telephone keypad. If you would like to withdraw your question, press star then the number 2 on your telephone keypad.

                  Thank you. At this time I would like to turn the call over to Mr. Trumbull, Chairman of NYMAGIC. Please go ahead, sir.

George Trumbull:  Good morning, everyone. This is George Trumbull. With me this morning are William "Skip" Shaw, our Vice Chairman; Tom Iacopelli, our CFO; and Paul Hart, our General Counsel. I'll make a few introductory remarks about our results, and then we'd be happy to answer your questions.


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                  As you know, any forward-looking statements concerning the company's operations, economic performance, and financial condition including statements related to the outlook for the company's performance in 2004 and beyond are made under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates, which inherently are subject to uncertainties and contingencies, many of which are beyond control of the company. Some of these assumptions may not materialize, and unanticipated events may occur, which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, investment yield, the elimination or the estimation of loss reserves and loss reserve development, net loss retention, the effect of competition, the ability to collect reinsurance recoverables, the availability and cost of reinsurance, change in the ratings assigned to the company by various rating agencies, and other risks and uncertainties as included in the company's filings with the Securities and Exchange Commission. These risks could cause actual results for the 2004 year and beyond to differ materially from those expressed in any forward-looking statements made. The company undertakes no obligation to update publicly or revise any forward-looking statements.

                  With that done, let me first note that we are not a target of the Attorney General of New York's investigation. We have not been contacted. Paul Hart, our General Counsel, has done a thorough review of our operations, and he has found no evidence that we have done anything of concern.

                  Now on to the quarter. Overall it was a good quarter from a premium and cash flow perspective, but not that good a quarter on the earnings front. On the earnings front there were really three hits in this quarter -- Hurricane Ivan



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                  and some other marine losses. Second, on the investment income front, interest rates are still low and hedge fund returns are still depressed year-over-year. Third, we, like everyone else, absorbed some significant Sarbanes-Oxley costs in working to comply with that legislation. All of these were offset by a reduction in our aviation reserves. The lead insurer lowered reserves on Pentagon and Shanksville crashes, and we had to follow suit.

                  On the premium front, we had excellent growth in the quarter and year-to-date. Gross written premiums were up 50% for the quarter and 35% year-to-date ex aviation, driven by growth in our other liabilities, worker's comp and professional liability lines.

                  Net premiums written were up 65% for the quarter and 50% year-to-date. That was primarily the effect of increased retention. Without the reinstatement premiums paid -- and those were 1.5 million -- these ratios would have been 75% and 51% respectively, and I think that reflects excellent progress in growing our premium base.

                  Now let's look at loss experience for the quarter. Of the hurricanes, we were affected only by Ivan. Gross claims were $6.9 million, which was our share of total claims of $420 million for 20 claims, 19 rig claims and 1 cargo claim. The net to us was $1.7 million after our reinsurance, plus reinstatement premiums of $1.5 million, because we did go through two of our reinsurance layers.

                  I'm very pleased with the way our reinsurance program worked. It worked exactly as we designed it to work and really did what we wanted it to do. I would also note that even though we did increase our retention from $2 million in 2003 to $4 million this year, that increase did not affect the end



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                  result, since no individual claim from Ivan was over $2
                  million, which was our 2003 retention.

                  On the loss ratio front, year-to-date ocean marine loss ratio is at about 66%. It's higher than last year, but not bad relatively, considering Ivan. We had two large marine liability claims, and two large claims in our Southern Marine cargo book. We fully expect this ratio to trend down to more normal levels in the fourth quarter, and for your information, hull and cargo war risk loss ratio for this year continues at zero.

                  Let me talk a minute now about our other liability business because it is a significant growth area for us. We're pleased with the experience this year and the year-over-year improvement. Most of this business is claims made with short tails, and it's easier for us to monitor.

                  On the excess worker's comp coverage, we finished the first year on this book. We have no paid or reported losses. As you know, the program manager assumes 50% of the risk on this book. While we're currently carrying IBNR at about 70% subject to actuarial review, we believe it will be much lower, and we're very positive on this book of business. In addition it has low acquisition costs, about 10%.

                  The commercial auto trucking program was and is a well-seasoned book, with one of our best producers. It continues to run with a combined ratio of below 90.

                  The claims made professional liability book is a new book. It's growing. We're carrying it in the low 60s currently, but given current experience, we're optimistic that the actual loss ratio will be lower as this business ages.



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                  I have a few comments on the rate environment on the ocean marine side. On hull, we're still getting increases of around 10% where the experience warrants increases. On the good accounts premiums are flat. On the cargo side it's flat with some downward pressure. We think the hurricanes may result in some greater attention to on-shore storage exposures, which would be reflected in increased rates.

                  On the energy, rig side, we've seen a decrease of about 20% on average after the rates doubled from 2001. Hurricane Ivan will hopefully cause rates to firm at the current levels or perhaps go up a bit.

                  On Marine liabs, prices are holding firm, and we're seeing good opportunities for new business, as some competitors pull back.

                  On our property book, prices are down roughly 10%, but the book is still profitable.

                  On the casualty side rates are holding firm in our surplus lines area.

                  On the professional liability side, rates are holding firm within our niches.

                  On the acquisition cost front, that's trending down, as you would expect with our increased retention, and it should continue down as earned premium grows. We are helped by the 10% acquisition costs on our worker's comp book.

                  Our GAAP expense ratio is trending down towards our target of mid-30s by year-end. It would have been 37% for the quarter without the reinstatement premiums. We also had some significant Sarbanes-Oxley costs, like everyone else, in the quarter.



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                  G&A expenses are about 10% over plan driven mostly by the
                  additional Sarbanes costs and some additional corporate legal expenses.

                  On the investment income front, it was an okay quarter in absolute terms. Our trading portfolio did well, and we had some small positive returns in our hedge fund portfolio. We continue to protect our book value by keeping duration short. We did sacrifice some investment income by doing so, although at current rates, not a great deal.

                  We do evaluate our investment approach with Mariner on a regular basis. We continue to believe that going long in our fixed income portfolio at this time would be the wrong decision and would not be in our shareholders' best interest.

                  Finally on the cash flow front, it was good for the quarter, plus $7.5 million. Our invested portfolio is now roughly $630 million, so it's shown nice growth in the last couple of years.

                  With that I'll stop, and we'll be happy to take any of your questions.

Operator:         At this time I would like to remind everyone in order to ask a question please press star 1 on your telephone keypad. We'll pause for just a moment to compile the Q&A roster.

                  Your first question comes from Jason Busell of KBW.

Jason Busell:     Hey good morning, nice quarter.

George Trumbull:  Good morning, Jason.  Thanks.



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Jason Busell:     I was wondering if you could provide a bit more information on the non-Ivan large marine loss that you saw in the quarter. I think you might have mentioned that you had some losses in the Southern Marine book. Did those reach the max retention, or is there anything else you could provide about those losses?

George Trumbull:  Well let me comment on one, and I'll let Tom comment. On the
                  Southern Marine book, there was a $300,000 loss from Ivan. None of the others reached the maximum other than one that we have under dispute. We have booked it at a significant level, but we're in litigation on it now. We're disputing the claim on a barge that sunk.

                  The others, I'll let Tom comment on those, Jason.

Thomas Iacopelli: Hi, Jason.  This is Tom Iacopelli.

Jason Busell:     Tom.

Thomas Iacopelli: Good morning.

                  We had another relatively large marine liability loss. It's reserved currently at $2 million, and it resulted from a collision of that boat during refueling. There are cleanup costs and some pollution expenses involved with it.

Jason Busell:     Is the $2 million your max retention on this policy?

Thomas Iacopelli: That's correct - net retention, correct.




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Jason Busell:     That's right. Another question, about the aircraft reserves.
                  At the end of the second quarter you had about $64 million in net aircraft reserves. Is the only opportunity for you to take those down when the primary carrier reduces its aircraft reserves?

Thomas Iacopelli: Jason, we pretty much follow the lead on our aviation book. We normally take a small percentage of an overall policy. In the case of the 9/11 events we had about a 3-1/2% interest in the United and American Airlines policies. We are not the leader on these policies. We pretty much follow whatever the market provides for losses. The market notified us of a reduction in the Shanksville and Pentagon losses, and we reduced our reserves accordingly.

George Trumbull:  Generally we would follow the lead, Jason. I think we've communicated, we booked our full policy limits on all of those losses. We may have booked higher reserves than others who may not have booked their full policy limits, and we'll have to evaluate that over time.

Thomas Iacopelli: Our reserves for the World Trade Center have not changed. It's just the losses with respect to the Pentagon and Shanksville crashes.

Jason Busell:     Okay. The last question I had for you is, how are you on
                  staffing? I know that much of the year you spent hiring new underwriters. It looks like the production has already started to come in from that. Do you feel like you're fully staffed?
                  Are there other market opportunities you think you could add underwriting talent on?

George Trumbull:  We continue to look for good underwriting talent and we may add another underwriter going forward if we find the right person. But we feel pretty good about where we are. I think as we continue to see the growth in our



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                  professional liability lines, we may look to add another
                  experienced underwriter in that segment.

Jason Busell:     Okay, great.  Thank you very much.

Operator:         Your next question comes from Doug Mewhirter of Ferris Baker
                  Watts.

George Trumbull:  Hi, Doug.

Doug Mewhirter:   Hi. Good morning. I just had two questions. One was about your hedge fund investments. Do you have an exact total return figure for the quarter and year-to-date?

George Trumbull:  I'll let Skip handle that, Doug.

William Shaw Jr.: For the quarter, the hedge fund basket earned a little less than 1% and that's also true of year-to-date pending September 30.

Doug Mewhirter:   Okay.

William Shaw Jr.: Just to add, for the past two months the returns have improved somewhat.

Doug Mewhirter:   My other question deals with your bump in your premium volume.
                  I'm assuming a lot of that is because of your adding underwriters and basically adding capacity to do that. Is there any other contribution to that, that may come from your seeing more opportunity to write or where you're seeing the opportunity to take market share above and beyond just your adding more capacity?



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George Trumbull:  I would say two things to that, and Tom or Skip may want to jump in. One, by adding staff, we're getting some premium growth; second, certainly, Southern Marine has helped on the premium growth side; third, we have written some new programs and those have primarily been driven by Mark Blackman and they've been very positive in terms of premium growth; and last, as I noted, there are a couple competitors who have pulled back on the marine liability front.

                  We think over the next several quarters, we have opportunities to pick up market share in that area because that is sort of in our wheelhouse, and we have enough staff to pick up more business if it's available.

Doug Mewhirter:   Just a quick follow-up. Do you think, not that you can really speak for other companies' strategies, but what part of the marine liability environment is causing people to pull back some?

George Trumbull:  Well, I think there are a couple of things, Doug I can't comment specifically on other companies but it's a very specialized market, you need specialized talent. At least two of the companies are pulling back have lost some of their specialists. They have gone off to do other things or they are getting out of the business. They may be at a point of saying it's too specialized, too hard to hire people; it's a relatively small market, and we're just going to focus our energies on areas that have more potential and aren't so specialized.

Doug Mewhirter:   Well, thank you very much.

Operator:         If you would like to ask a question at this time, please press star 1 on your telephone keypad.

                  At this time, we have no questions.



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George Trumbull:  Then I'll sign off. We appreciate everyone calling in, we appreciate the questions that we had, and we appreciate your support. We'll look forward to talking to you after we report the fourth quarter. Thanks very much, everyone.

Operator:         This now concludes today's conference call. You may now
                  disconnect.


                                       END